Exhibit 3.3

SPECIMEN OF STOCK CERTIFICATE FOR KETNER GLOBAL INVESTMENTS, INC.


INCORPORATED UNDER THE LAWS OF
THE STATE OF NEVADA

CUSIP NUMBER ___________________


KETNER GLOBAL INVESTMENTS, INC.

AUTHORIZED TO ISSUE 5,000,000 SHARES COMMON STOCK AT $.001 PAR VALUE


THIS CERTIFIES THAT ____________________________________,
IS  HEREBY  ISSUED  ____________________________________ FULLY  PAID  AND  NON-
ASSESSABLE SHARES OF THE STOCK OF THE ABOVE NAMED CORPORATION TRANSFERABLE ONLY ON THE BOOKS OF THE CORPORATION BY THE HOLDER HEREOF IN PERSON OR BY DULY AUTHORIZED ATTORNEY UPON SURRENDER OF THE CERTIFICATE PROPERLY ENDORSED.

IN WITNESS WHEREOF, THE SAID CORPORATION HAS CAUSED THIS CERTIFICATE TO BE SIGNED BY ITS DULY AUTHORIZED OFFICERS AND ITS CORPORATE SEAL TO BE HEREUNTO AFFIXED THIS ____ DAY OF _________________________ A.D. _______________________


KETNER GLOBAL INVESTMENTS, INC
CORPORATE SEAL 2005
NEVADA


____________________________________      ____________________________________
SECRETARY                                 PRESIDENT



FOR VALUE RECEIVED, ___________________________ HEREBY SELL, ASSIGN AND TRANSFER UNTO __________________________________, SHARES REPRESENTED BY THE
WITHIN   CERTIFICATE   AND   DO   HEREBY  IRREVOCABLY  CONSTITUTE  AND  APPOINT
_____________________________.

ATTORNEY TO TRANSFER THE SAID SHARES ON THE BOOKS OF THE WITHIN NAMED CORPORATION WITH FULL POWER OF SUBSTITUTION IN THE PREMISES.

DATED _____________________________

IN THE PRESENCE OF ________________________________________


TRANSFER ONLINE     TRANSFER AGENT

BY _______________________________________
          AUTHORIZED OFFICER